SCHEDULE 13/DA
                                                                       EXHIBIT 4

                                                     June 10, 2005


BY FAX AT (303) 566-7461 AND FEDERAL EXPRESS

Cenveo, Inc.
8310 S. Valley Highway, #400
Englewood, CO  80112

Attn:  Mark L. Zoeller, Vice President --
        General Counsel and Secretary

         Re:  SPECIAL MEETING OF SHAREHOLDERS OF CENVEO, INC. (THE "COMPANY")

Ladies and Gentlemen:

     The undersigned (i) are the beneficial owners of 5,427,934 shares, or approximately 11%, of the Company's outstanding common stock as of the date hereof, (ii) are the record holders of 5,127,940 shares, or approximately 10.5%, of the Company's outstanding common stock as of the date hereof and (iii) hereby demand that the Company hold a special meeting of its shareholders (the "Special Meeting") for the purposes described below in accordance with Section 7-107-102(1)(b) of the Colorado Business Corporation Act.

     In accordance with the foregoing demand and the Company's bylaws (the "Bylaws"), the undersigned hereby (i) instruct the Company to establish as soon as possible (but, in accordance with the Bylaws (as defined below), in no event more than 30 days after the date of this letter) the date for the Special Meeting and (ii) instruct the Company to establish as soon as possible the first date practicable as the date for the Special Meeting (but, in accordance with the Bylaws, in no event more than 90 days after the date of this letter).

     The Special Meeting will be held to:

     (a) amend and restate Section 3.1 of the Bylaws to read in its entirety as set forth in Annex A to the preliminary proxy statement filed in the form enclosed herewith (the "Preliminary Proxy Statement") with the United States Securities and Exchange Commission (the "SEC") on the date of this letter;

     (b) repeal Section 3.2 of the Bylaws as described in the Preliminary Proxy Statement;

     (c) remove all of the persons currently serving as a director of the Company and remove any other persons elected to the Company's board of directors prior to the Special Meeting;

     (d) in accordance with Section 3.1 of the Bylaws, as amended pursuant to the preceding clause (a), set the size of the Company's board of directors at seven persons;

     (e) in accordance with Section 7-108-110 of the Colorado Business Corporation Act, elect Robert G. Burton, Sr., Patrice M. Daniels, Leonard C. Green, Mark J. Griffin, Michael W. Harris, Thomas Oliva and Robert T. Kittel to serve as the directors of the Company; and

     (f) repeal any amendments to the Bylaws adopted after they were filed with the Securities and Exchange Commission on April 18, 2005, other than the amendments referred to in the preceding clauses (a) and (b).

     As you know, the undersigned are required under the Bylaws to provide the Company with certain information in connection with our demand for the Special Meeting. Accordingly, this is to inform you that:

     (i) in order to satisfy the requirement in Section 3.14 of the Bylaws to provide certain information about the undersigned's nominees, such information for each nominee proposed by the undersigned for election to the board is hereby incorporated by reference from the Preliminary Proxy Statement;

     (ii) in order to satisfy the requirements in clause (ii) of Section 2.12 of the Bylaws and the penultimate sentence of the first paragraph of
          Section 3.14 of the Bylaws, we have provided on EXHIBIT A information as to the name and address, as they appear on the Company's books, of each of the undersigned (EXHIBIT A also includes information as to the number of shares and the corresponding certificate numbers of the shares owned of record by the undersigned);

     (iii) in order to satisfy the requirements in clause (iii) of Section 2.12 of the Bylaws and clause (i) of the penultimate sentence of the first paragraph of Section 3.14 of the Bylaws, information regarding the acquisition date and the class and number of shares of capital stock of the Company that are beneficially owned by the undersigned is hereby incorporated by reference from the Schedule 13D originally filed by the undersigned and others with the SEC on April 7, 2004, as amended to date (the "Schedule 13D"), a copy of which is enclosed herewith;

     (iv) in order to satisfy the requirements in clauses (i), (iii) and (iv) of
          Section 2.12 of the Bylaws, the additional information called for therein is hereby incorporated by reference from the Preliminary Proxy Statement; and

     (v) in order to satisfy the requirement in clause (v) of Section 2.12 of the Bylaws, each of the undersigned hereby represents to you (severally and not jointly) that he, she or it intends to appear at the Special Meeting in person or by proxy to bring the proposed business before the Special Meeting.

     The written agreement of each individual nominated by the undersigned to serve as a director if elected is also enclosed herewith.

     We recognize that newly adopted Section 2.10 of the Bylaws purports to require the Company to engage a nationally recognized inspector of elections to "promptly" perform a ministerial review of the "validity" of this notice. As discussed above, we provide on EXHIBIT A the number of shares owned of record by each of us. Because that information is all that is necessary for the inspector to fulfill its stated function, we request that the Company notify us as soon as


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it engages such an inspector and inform us of the final results of that inspector's review within five business days of the date of this letter.

     Any claim that this notice is in any way defective or deficient, and all future correspondence on this matter, should be addressed to Robert G. Burton, Jr., Burton Capital Management, LLC, 100 Northfield Street, Greenwich, CT 06830, Fax No.: (203) 302-3710 and Robert T. Kittel, Goodwood Inc., 212 King Street West, Suite 201, Toronto, Ontario M5H 1K5 Canada, Fax No.: (416) 203-0732, with a copy to Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004,
Attn: Kenneth A. Lefkowitz, Fax: (212) 422-4726, so that there is adequate opportunity to address such claim in a timely fashion.

     The undersigned reserve the right to withdraw or modify this notice at any time.

                     [The next page is the signature page]

     Each of the undersigned has signed this letter as of the date written above.

                                          Very truly yours,

                                          BURTON CAPITAL MANAGEMENT, LLC

                                          By:      /S/ ROBERT G. BURTON, SR.
                                              --------------------------------
                                                   Robert G. Burton, Sr.
                                                   Chairman, CEO and Managing
                                                     Member

                                                   /S/ MICHAEL G. BURTON
                                          ------------------------------------
                                          Michael G. Burton

                                          JOSEPH P. BURTON IRA CUST

                                          By:      /S/ JOSEPH P. BURTON
                                              --------------------------------
                                                   Joseph P. Burton

                                          JOSEPH P. BURTON & PAULA
                                           M. BURTON JT TEN

                                          By:      /S/ JOSEPH P. BURTON
                                              --------------------------------
                                                   Joseph P. Burton

                                          By:      /PAULA M. BURTON
                                              --------------------------------
                                                   Paula M. Burton

                                          GINA A. ZAMBRANA & JAIME H.
                                           ZAMBRANA JT TEN

                                          By:      /S/ GINA A. ZAMBRANA
                                              --------------------------------
                                                   Gina A. Zambrana

                                          By:      /S/ JAIME H. ZAMBRANA
                                              --------------------------------
                                                   Jaime H. Zambrana

                                                   /S/ DONALD ZEGZDRYN
                                              --------------------------------
                                              Donald Zegzdryn


                      [Signatures continued on next page]

                                          THOMAS OLIVA & SALLIE OLIVA
                                            JT TEN

                                          By:      /S/ THOMAS OLIVA
                                              --------------------------------
                                                   Thomas Oliva

                                          By:      /S/ SALLIE OLIVA
                                              --------------------------------
                                                   Sallie Oliva

                                                   /S/ BRENDAN TOBIN
                                              --------------------------------
                                              Brendan Tobin

                                                   /S/ COLIN W. CHRIST
                                              --------------------------------
                                              Colin W. Christ

                                                   /S/ LEONARD C. GREEN
                                              --------------------------------
                                              Leonard C. Green

                                                   /S/ STEPHEN R. WINSLOW
                                              --------------------------------
                                              Stephen R. Winslow

                                          GOODWOOD FUND

                                          By:      /S/ PETER H. PUCCETTI
                                              --------------------------------
                                                   Name:  Peter H. Puccetti
                                                   Title: Chairman and Chief
                                                           Investment Officer

                                          GOODWOOD CAPITAL FUND

                                          By:      /S/ PETER H. PUCCETTI
                                              --------------------------------
                                                   Name:  Peter H. Puccetti
                                                   Title: Chairman and Chief
                                                           Investment Officer

                                          ARROW GOODWOOD FUND

                                          By:      /S/ PETER H. PUCCETTI
                                              --------------------------------
                                                   Name:  Peter H. Puccetti
                                                   Title: Chairman and Chief
                                                           Investment Officer

                                          THE GOODWOOD FUND 2 0 LTD.

                                          By:      /S/ PETER H. PUCCETTI
                                              --------------------------------
                                                   Name:  Peter H. Puccetti
                                                   Title: Chairman and Chief
                                                           Investment Officer


                      [Signatures continued on next page]

                                          THE KBSH GOODWOOD CANADIAN
                                            LONG SHORT FUND

                                          By:      /S/ PETER H. PUCCETTI
                                              --------------------------------
                                                   Name:  Peter H. Puccetti
                                                   Title: Chairman and Chief
                                                           Investment Officer


Enclosures

                                    EXHIBIT A
                     NAMES AND ADDRESSES OF THE STOCKHOLDERS

o Burton Capital Management, LLC (Certificate #0134; 2,571,699 shares) 100 Northfield Street
     Greenwich, CT 06830

o    Michael G. Burton (Certificate #0138; 20,000 shares)
     100 Northfield Street
     Greenwich, CT 06830

o    Joseph P. Burton IRA CUST (Certificate #0135; 13,500 shares)
     100 Northfield Street
     Greenwich, CT 06830

o Joseph P. Burton & Paula M. Burton JT TEN (Certificate #0141; 34,500 shares)
     100 Northfield Street
     Greenwich, CT 06830

o Gina A. Zambrana & Jaime H. Zambrana JT TEN (Certificate #0137; 17,388 shares)
     100 Northfield Street
     Greenwich, CT 06830

o    Donald Zegzdryn (Certificate #0136; 13,500 shares)
     100 Northfield Street
     Greenwich, CT 06830

o Thomas Oliva and Sallie Oliva JT TEN (Certificate #0144; 329,964 shares) 21380 N. Middletown Drive
     Kildeer, IL  60047

o    Brendan Tobin (Certificate #0142; 54,305 shares)
     193 Sound Beach Avenue, North Apartment
     Old Greenwich, CT  06870

o    Colin W. Christ (Certificate #0139; 27,419 shares)
     116 Woodbury Avenue
     Stamford, CT  06907

o    Leonard C. Green (Certificate #0143; 201,030 shares)
     900 Route 9, 6th Floor
     Woodbridge, NJ  07905

o    Stephen Winslow (Certificate #0140; 27,989 shares)
     15 Arlington Road
     Stamford, CT  06902

o    Goodwood Fund (Certificate #0090; 1,046,246 shares)
     212 King Street West, Suite 201
     Toronto, Ontario  M5H 1K5  Canada

o    Goodwood Capital Fund (Certificate #0156; 99,800 shares)
     212 King Street West, Suite 201
     Toronto, Ontario  M5H 1K5  Canada

o    Arrow Goodwood Fund (Certificate #0089; 574,500 shares)
     212 King Street West, Suite 201
     Toronto, Ontario  M5H 1K5  Canada

o The Goodwood Fund 2 0 Ltd. (Certificate #0088; 77,400 shares) 212 King Street West, Suite 201
     Toronto, Ontario  M5H 1K5  Canada

o The KBSH Goodwood Canadian Long Short Fund (Certificate #0087; 18,700 shares)
     212 King Street West, Suite 201
     Toronto, Ontario  M5H 1K5  Canada